Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multi-Strategy Income and Growth Fund formerly known as Nuveen Preferred and Convertible Income Fund
333- 102903
811-21293

An annual meeting of the shareholders of the Nuveen Multi-Strategy Income and Growth Fund was held on April 11, 2007 and adjourned to April
30, 2007.

 JPC
APPROVAL OF THE BOARD MEMBERS WAS REACHED
AS FOLLOWS:
Robert P. Bremner
 Common and
Preferred shares voting together as a class

Preferred shares voting together as a class

For
61,551,951

Withhold
1,540,125 Total

63,092,076

Lawrence H. Brown

For

1,505,752-Withhold
1,586,324 Total

63,092,076

Jack B. Evans

For
61,573,286

Withhold
1,518,790
Total
63,092,076

William C. Hunter

For

61,567,540
Withhold
1,524,536
Total
63,092,076

David J. Kundert

For
61,551,509

Withhold
1,540,567
Total
63,092,076

William J. Schneider

For
25,254 Withhold
137
Total
25,391

Timothy R.Schwertfeger

For

25,242
Withhold
149
Total
25,391

Judith
M. Stockdale
For
61,541,285Withhold
1,550,791

Total
63,092,076

Carole E. Stone
 For

61,548,321
Withhold
 1,543,755
Total
 63,092,076
Eugene S. Sunshine
For
61,569,007
Withhold

1,523,069
Total
63,092,076

Approval of the
amendment to the fee schedule of the investment
sub-advisory agreement between Nuveen Asset
Management and Symphony Asset Management LLC
was reached as follows:
For 42,439,529 Against
2,490,501
Abstain
 1,856,125
Broker Non-Votes

16,305,921
Total
 63,092,076
Approval of the new
investment sub-advisory agreement between
 Nuveen Asset Management and Tradewinds NWQ
Global Investors, LLC was reached as follows:
 For
42,806,878

Against

2,259,819
Abstain
 1,719,458
 Broker Non-Votes

16,305,921 Total
 63,092,076


Proxy materials are herein incorporated by reference to the SEC filing on March 6, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-003350.